Exhibit 5.1
LAW OFFICE OF GARY A. AGRON
5445 DTC Pkwy., Suite 520
Greenwood Village, Colorado  80111
Telephone:  (303) 770-7254
Facsimile:  (303) 770-7257
gaa@agronlaw.com

June 30, 2010

To:           Internet Media Services, Inc.
Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

        We are counsel for Internet Media Services, Inc., a Delaware corporation (the “Company”), in connection with the proposed public offering under the Securities Act of 1933, as amended, of up to an aggregate of 7,500,000 shares of its $0.001 par value common stock (“Common Stock”) to be distributed to the shareholders, pro rata, of Document Security Systems, Inc. through a Registration Statement on Form S-1 (“Registration Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the “Commission”).

        In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

        (1)   Certificate of Incorporation and amendments thereto, of the Company as filed with the Secretary of State of the state of Delaware;
        (2)   Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company;
        (3)   The Registration Statement and the Preliminary Prospectus contained within the Registration Statement;
        (4)   The other exhibits of the Registration Statement; and
        (5)  All relevant statutory provisions under Delaware law, all applicable Delaware Constitutional provisions and all reported judicial decisions interpreting such statutory and Constitutional provisions.

        We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

        Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock offered under the Registration Statement is fully paid, non-assessable and lawfully issued under Delaware law.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus constituting a part thereof.

Very truly yours,

/s/ Gary A. Agron
Gary A. Agron